Exhibit-99.1

CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
January 31, 2008
STARWOOD REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2007
RESULTS
WHITE PLAINS, NY, January 31, 2008 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported strong fourth quarter 2007 financial results, driven by double-digit worldwide REVPAR increases and higher operating margins.
Fourth Quarter 2007 Highlights
•	Excluding special items, EPS from continuing operations was $0.79. Including special items, EPS from continuing operations was $0.74.

•	Excluding special items, income from continuing operations was $157 million. Net income, including special items, was $146 million.

•	Total Company Adjusted EBITDA was $361 million.

•	During the fourth quarter, the Company repurchased approximately 10.4 million shares at a cost of $563 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 13.3% compared to the fourth quarter of 2006. System-wide REVPAR for Same-Store Hotels in North America increased 7.8%.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 14.7% compared to the fourth quarter of 2006. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 12.0%.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America improved 154 and 234 basis points, respectively, as compared to the fourth quarter of 2006.

•	Management and franchise revenues increased 19.9% when compared to 2006.

•	Reported revenues from vacation ownership and residential sales decreased 17.7% when compared to 2006.

•	The Company signed 61 hotel management and franchise contracts in the quarter, representing approximately 13,000 rooms. For the full year, the Company signed 197 hotel management and franchise contracts, representing approximately 47,000 rooms.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the fourth quarter of 2007 of $0.74 compared to $0.94 in the fourth quarter of 2006. Excluding special items, EPS from continuing operations was $0.79 for the fourth quarter of 2007 compared to $0.92 in the fourth quarter of 2006. Strong hotel results in the fourth quarter of 2007 were offset by declines in the Company’s vacation ownership and residential business, loss of earnings from hotels sold during the past year, and a higher tax rate. Excluding special items, the effective income tax rate in the fourth quarter of 2007 was 28.5%, compared to 21.4% in the same period of 2006 primarily related to the recognition in 2006 of certain tax credits generated in 2005.
Income from continuing operations was $146 million in the fourth quarter of 2007 compared to $203 million in 2006. Excluding special items, which net to a $11 million charge in 2007, income from continuing operations was $157 million for the fourth quarter of 2007 compared to $199 million in 2006.
Net income was $146 million and EPS was $0.74 in the fourth quarter of 2007 compared to net income of $203 million and EPS of $0.93 in the fourth quarter of 2006.
Frits van Paasschen, CEO, said, “Starwood reported another terrific quarter, beating guidance on strength in our core lodging business. Performance was broad-based, but particularly strong in our international divisions, where system-wide RevPAR increased 20.2%. Our globally diversified pipeline grew to 120,000 rooms, and is skewed towards high quality rooms in the upper upscale and luxury segments where our brands have a commanding presence. Reflecting our commitment to return cash to our shareholders, we bought back 10.4 million shares, or over 5% of our diluted share count in the quarter.”
Operating Results
Fourth Quarter Ended December 31, 2007
Management and Franchise Revenues
Worldwide System-wide (owned, managed and franchised) REVPAR for Same-Store Hotels increased 13.3% compared to the fourth quarter of 2006, including 24.5% in Europe, 20.0% in Africa & the Middle East, 17.5% in Asia Pacific, 11.0% in Latin America and 7.8% in North America. Worldwide System-wide REVPAR increases for Same-Store Hotels by brand were: Le Méridien 23.4%, St. Regis/Luxury Collection 17.0%, Four Points by Sheraton 14.9%, W Hotels 13.4%, Sheraton 12.3% and Westin 8.4%.
Management fees, franchise fees and other income were $237 million, up $28 million, or 13.4%, from the fourth quarter of 2006. Management fees grew 17.8% to $126 million and franchise fees grew 35.5% to $42 million. Approximately 55% of the Company’s management and franchise fees are generated in markets outside the United States.
During the fourth quarter of 2007, the Company signed 61 hotel management and franchise contracts, representing approximately 13,000 rooms, of which 54 were new builds and 7 were conversions from other brands. For the full year, the Company signed 197 hotel management and franchise contracts, representing approximately 47,000 rooms.

At December 31, 2007, the Company had approximately 500 hotels in the active pipeline, representing 120,000 rooms, driven by strong interest in all Starwood brands. Of these rooms, almost 70% are in the upper upscale/luxury segment and over half are outside North America.
During the fourth quarter of 2007, 16 new hotels and resorts (representing approximately 3,800 rooms) entered the system, including the St. Regis Singapore (Singapore, 299 rooms), the Le Méridien Cambridge (Boston, Massachusetts, 210 rooms) and the Sheraton Kansas City (Kansas City, Missouri, 372 rooms). Fifteen properties (representing approximately 3,400 rooms) were removed from the system during the quarter. For the full year in 2007, the Company opened 66 hotels with approximately 19,000 rooms.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 14.7%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 12.0%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 8.4% excluding the impact of foreign exchange, and as reported, in US dollars, branded Same-Store Owned Hotel REVPAR increased 19.3%.
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 10.0% while costs and expenses increased 6.5% when compared to 2006. Margins at these hotels increased 234 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 13.0% while costs and expenses increased 10.7% when compared to 2006. Margins at these hotels increased 154 basis points.
Approximately 45% of Starwood’s Owned Hotel earnings (before depreciation) is generated from outside the United States.
Revenues at owned, leased and consolidated joint venture hotels were $631 million when compared to $602 million in 2006. Reported revenues and operating income were impacted by the sale and closing of 13 hotels since the beginning of the fourth quarter of 2006. These hotels had $10 million of revenues and $9 million of expenses (before depreciation) in 2007 as compared to $50 million of revenues and $39 million of expenses (before depreciation) in the same quarter of 2006.
Vacation Ownership
Total vacation ownership reported revenues decreased 16.5% to $259 million when compared to 2006. Reported revenues are significantly impacted by the timing of the recognition of deferred revenues under percentage of completion accounting for projects currently under construction. During the fourth quarter of 2007, the Company was actively selling vacation ownership interests at 16 resorts. Starwood Vacation Ownership is also in the predevelopment phase of several other new vacation ownership resorts in Arizona, California, Colorado, Hawaii, and Mexico.
Originated contract sales of vacation ownership intervals decreased 8.0% primarily due to lower close rates in Hawaii as the Company’s Westin Ka’anapali Ocean Resort North in Maui nears sell out. The average price per vacation ownership unit sold decreased 9.5%

to approximately $24,000, driven by a reduction in the percentage of total sales coming from higher priced Hawaii and St. Regis New York inventory, while the number of contracts signed increased 1.7% when compared to 2006.
As previously reported, there were no gains on the sale of notes receivable in the fourth quarter of 2007 compared to gains of $17 million in the fourth quarter of 2006.
Residential
During the fourth quarter of 2007, the Company’s residential revenues were $6 million, compared to $12 million in the prior year as our residential inventory at the St. Regis New York is substantially sold out.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 18.0% to $151 million compared to the fourth quarter of 2006. The increase was primarily due to certain non-recurring costs totaling approximately $11 million, investments in our global development capability and costs associated with the launch of the Company’s new brands, aloft and Element.
Asset Sales
During the fourth quarter of 2007, the Company completed the sale of four wholly-owned hotels for cash proceeds of approximately $55 million.
Capital
Gross capital spending during the quarter included approximately $74 million in renovations of hotel assets including construction capital at the Sheraton Centre Toronto Hotel, the W Los Angeles, the Phoenician, and the Westin Maui Resort. Investment spending on gross vacation ownership interest (“VOI”) inventory was $93 million, which was offset by cost of sales of $61 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas North in Maui, the Westin Princeville Resort in Kauai, the Westin Kierland Resort in Arizona, Sheraton’s Vistana Villages in Orlando, and the Westin Lagunamar Resort in Cancun.
Share Repurchase
During the fourth quarter of 2007, the Company repurchased 10.4 million shares at a total cost of approximately $563 million. In the twelve months ended December 31, 2007, the Company repurchased approximately 29.6 million shares at a total cost of approximately $1.787 billion. At December 31, 2007, approximately $593 million remained available under the Company’s share repurchase authorization. Starwood had approximately 191 million shares outstanding (including partnership units) at December 31, 2007.
Dividend
The Company’s 2007 dividend of $0.90 per share was declared by the Board of Directors in November 2007 and paid by the Company on January 11, 2008.

Balance Sheet
At December 31, 2007, the Company had total debt of $3.595 billion and cash and cash equivalents (including $204 million of restricted cash) of $366 million, or net debt of $3.229 billion, compared to net debt of $2.754 billion at the end of the third quarter of 2007.
At December 31, 2007, debt was approximately 41% fixed rate and 59% floating rate and its weighted average maturity was 4.2 years with a weighted average interest rate of 6.52%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.733 billion.
Results for the Twelve Months Ended December 31, 2007
EPS from continuing operations decreased to $2.57 compared to $5.01 in 2006. Excluding special items, EPS from continuing operations was $2.76, compared to $2.73 in 2006. Excluding special items, income from continuing operations was $582 million compared to $607 million in 2006. Net income was $542 million and EPS was $2.57 compared to $1.043 billion and $4.69, respectively, in 2006. Total Company Adjusted EBITDA, which was significantly impacted by the sale of 56 hotels since the beginning of 2006, was $1.356 billion compared to $1.309 billion in 2006.
Outlook
While overall lodging trends are currently strong, uncertainty surrounding the U.S. economic environment and its impact on travel patterns makes it difficult to predict future results with precision. As a result, the Company has adjusted its 2008 outlook to reflect this uncertainty and the possibility of a slowdown in U.S. lodging demand.
For the full year 2008:
•	Assuming a REVPAR growth range at Same-Store Company Operated Hotels worldwide of 4% to 7% and a REVPAR growth range at Branded Same-Store Company Owned Hotels in North America of 3% to 6%:
•	Adjusted EBITDA would be between $1.230 billion and $1.300 billion

•	EPS before special items would be between $2.32 and $2.57

•	North America Same-Store Branded Owned Hotel EBITDA growth of 0% to 7% versus 2007 with margin changes between negative 50 basis points and positive 50 basis points.

•	Management and franchise revenue growth between 10% and 13%

•	Operating income from our vacation ownership and residential business will decline $40 million to $60 million versus 2007 (including potential gains on sale of vacation ownership notes receivable of $40 million to $45 million in the fourth quarter of 2008)

•	Income from continuing operations before special items would be between $442 million and $489 million reflecting an effective tax rate of 33%

•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $500 million, including $300 million for maintenance, renovation and technology and $200 million for other growth initiatives. Additionally, net capital expenditures for vacation ownership and residential inventory, including Bal Harbour, would be approximately $275 million.

•	Full year depreciation and amortization would be approximately $355 million

•	Full year interest expense would be approximately $215 million and cash taxes of approximately $230 million.

•	Full year weighted average diluted shares outstanding of 190 million.

•	The Company expects to open approximately 80 to 100 hotels (representing approximately 20,000 rooms) in 2008 and is targeting signing over 200 hotel management and franchise contracts in 2008.
For the three months ended March 31, 2008:
•	Adjusted EBITDA is expected to be $200 million to $210 million assuming:
•	REVPAR growth at Same-Store Company Operated Hotels worldwide of 7% to 9%

•	REVPAR growth at Branded Same-Store Owned Hotels in North America of 4% to 6%

•	North America Branded Same Store Owned Hotel EBITDA growth of 0% to 5% with margin changes of approximately 0 to negative 50 basis points

•	Growth from management and franchise revenues of 9% to 11%

•	Operating income from our vacation ownership and residential business will be down $35 million to $45 million. Due to percentage of completion dynamics, and the planned fourth quarter sale of receivables, SVO profits will be down approximately $80 million to $90 million in the first half of the year, and up $30 million to $40 million in the second half of the year versus the prior year
•	Income from continuing operations, before special items, is expected to be approximately $42 million to $49 million, reflecting an effective tax rate of 30%

•	EPS before special items is expected to be approximately $0.22 to $0.26

Special Items
The Company recorded net charges of $11 million (after-tax) for special items in the fourth quarter of 2007 compared to $4 million of net credits (after-tax) in the same period of 2006.
Special items in the fourth quarter of 2007 relate to losses on the sale of four hotels and restructuring and other special charges, primarily associated with the demolition of the Sheraton Bal Harbour.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Year Ended
December 31,			December 31,
2007	2006		2007	2006

$157	$199	Income from continuing operations before special items	$582	$607

$0.79	$0.92	EPS before special items	$2.76	$2.73

		Special Items
(5)	(9)	Restructuring and other special charges, net (a)	(53)	(20)
—	—	Debt defeasance costs (b)	—	(37)
—	—	Debt extinguishment costs (c)	—	(7)
(24)	(4)	Loss on asset dispositions and impairments, net (d)	(44)	(3)

(29)	(13)	Total special items — pre-tax	(97)	(67)
1	7	Income tax benefit for special items (e)	38	28
17	10	Income tax benefits related to the transaction with Host (f)	20	524
—	—	Reserves and credits associated with tax matters (g)	—	23

(11)	4	Total special items — after-tax	(39)	508

$146	$203	Income from continuing operations (including special items)	$543	$1,115

$0.74	$0.94	EPS including special items	$2.57	$5.01

(a)	During the three months ended December 31, 2007, the charge primarily relates to additional costs associated with the Sheraton Bal Harbour which was demolished in the quarter and is being converted into a St. Regis Hotel with residences and fractional units. The charge for the year ended December 31, 2007 also includes the accelerated depreciation of fixed assets at the Sheraton Bal Harbour, partially offset by a $2 million refund of insurance premiums related to a retired executive. During the year and quarter ended December 31, 2006, primarily relates to transition costs in connection with the acquisition of the Le Méridien business in November 2005.

(b)	During the year ended December 31, 2006, the Company completed two transactions whereby it was released from certain debt obligations that allowed Starwood to sell certain hotels that previously served as collateral for such debt. The Company incurred expenses totaling $37 million in connection with the early extinguishment of these debt obligations. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(c)	During the year ended December 31, 2006 the Company incurred expenses of approximately $7 million related to the early extinguishment of $150 million of debentures issued by its former subsidiary, Sheraton Holding Corporation. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(d)	For the three months ended December 31, 2007, primarily reflects losses related to four hotels which were sold in the fourth quarter of 2007. The loss for the twelve months ended December 31, 2007 also includes an $18 million loss on the sale of four additional hotels and a $23 million impairment on two hotels sold in the fourth quarter, offset by a $15 million gain on the sale of assets in which the Company held minority interests and insurance proceeds of $6 million related to owned hotels damaged by hurricanes and floods in earlier years. For the three months ended December 31, 2006, primarily reflects $20 million in losses recognized in connection with the impairment of two properties, partially offset by a $16 million gain on the sale of Starwood’s interest in a joint venture. The loss for the twelve months ended December 31, 2006 also includes losses and impairment charges of $54 million on the sale of hotels, offset by gains on the sale of hotels and joint ventures and insurance proceeds of $55 million.

(e)	Amounts represent taxes on special items at the Company’s incremental tax rate, offset by the utilization of capital losses.

(f)	Primarily relates to a deferred tax asset recognized on the deferred gain and other tax benefits realized in connection with the sale of 33 hotels to Host Hotels and Resorts in 2006.

(g)	Income tax benefit primarily relates to the reversal of tax reserves no longer deemed necessary as the related contingencies have been resolved.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. (EST) today at (913) 312-0938. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com/corporate/investor_relations.html. A replay of the conference call will also be available from 1:30 p.m. (EST) today through Thursday, February 7 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 6516452).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. All references to “close rates” refer to the percentage of tours converted to actual sales of vacation ownership intervals. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued disclosure of Adjusted EBITDA provides consistency in its financial reporting, enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 900 properties in more than 100 countries and 155,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft (SM), and Element (SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions, including the duration and severity of any global or regional economic downturns, the availability of financing alternatives at acceptable terms, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2007	2006	Variance		2007	2006	Variance

			Revenues
$631	$602	4.8	Owned, leased and consolidated joint venture hotels	$2,429	$2,692	(9.8)
265	322	(17.7)	Vacation ownership and residential sales and services	1,025	1,005	2.0
237	209	13.4	Management fees, franchise fees and other income	839	697	20.4
477	439	8.7	Other revenues from managed and franchised properties (a)	1,860	1,585	17.4

1,610	1,572	2.4		6,153	5,979	2.9

			Costs and Expenses
460	448	(2.7)	Owned, leased and consolidated joint venture hotels	1,805	2,023	10.8
195	204	4.4	Vacation ownership and residential	758	736	(3.0)
151	128	(18.0)	Selling, general, administrative and other	513	470	(9.1)
5	9	44.4	Restructuring and other special charges, net	53	20	n/m
74	70	(5.7)	Depreciation	280	280	—
6	5	(20.0)	Amortization	26	26	—
477	439	(8.7)	Other expenses from managed and franchised properties (a)	1,860	1,585	(17.4)

1,368	1,303	(5.0)		5,295	5,140	(3.0)
242	269	(10.0)	Operating income	858	839	2.3
12	15	(20.0)	Equity earnings and gains and losses from unconsolidated ventures, net	66	61	8.2
(39)	(40)	2.5	Interest expense, net of interest income of $9, $3, $21 and $29	(147)	(215)	31.6
(24)	(4)	n/m	Loss on asset dispositions and impairments, net	(44)	(3)	n/m

191	240	(20.4)	Income from continuing operations before taxes and minority equity	733	682	7.5
(44)	(36)	(22.2)	Income tax (expense) benefit	(189)	434	n/m
(1)	(1)	—	Minority equity in net income	(1)	(1)	—

146	203	(28.1)	Income from continuing operations	543	1,115	(51.3)
			Discontinued Operations:
—	(2)	100.0	Net loss on dispositions	(1)	(2)	50.0
—	2	(100.0)	Cumulative effect of accounting change	—	(70)	100.0

$146	$203	(28.1)	Net income	$542	$1,043	(48.0)

			Earnings (Loss) Per Share — Basic
$0.77	$0.98	(21.4)	Continuing operations	$2.67	$5.25	(49.1)
—	(0.01)	100.0	Discontinued operations	—	(0.01)	100.0
—	—	—	Cumulative effect of accounting change	—	(0.33)	100.0

$0.77	$0.97	(20.6)	Net income	$2.67	$4.91	(45.6)

			Earnings (Loss) Per Share — Diluted
$0.74	$0.94	(21.3)	Continuing operations	$2.57	$5.01	(48.7)
—	(0.01)	100.0	Discontinued operations	—	(0.01)	100.0
—	—	—	Cumulative effect of accounting change	—	(0.31)	100.0

$0.74	$0.93	(20.4)	Net income	$2.57	$4.69	(45.2)

192	208		Weighted average number of Shares	203	213

198	217		Weighted average number of Shares assuming dilution	211	223

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$162	$183
Restricted cash	196	329
Accounts receivable, net of allowance for doubtful accounts of $50 and $49	616	593
Inventories	714	566
Prepaid expenses and other	136	139

Total current assets	1,824	1,810
Investments	423	436
Plant, property and equipment, net	3,850	3,831
Assets held for sale (a)	—	2
Goodwill and intangible assets, net	2,302	2,302
Deferred tax assets	713	518
Other assets (b)	494	381

	$9,606	$9,280

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$5	$805
Accounts payable	201	179
Accrued expenses	1,175	955
Accrued salaries, wages and benefits	405	383
Accrued taxes and other	299	139

Total current liabilities	2,085	2,461
Long-term debt (c)	3,590	1,827
Deferred tax liabilities	28	31
Other liabilities	1,801	1,928

	7,504	6,247
Minority interest	26	25
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 190,998,585 and 213,484,439 shares at December 31, 2007 and December 31, 2006, respectively	2	2
Additional paid-in capital	868	2,286
Accumulated other comprehensive loss	(147)	(228)
Retained earnings	1,353	948

Total stockholders’ equity	2,076	3,008

	$9,606	$9,280

(a)	As of December 31, 2006, reflects land that was held for sale.

(b)	Includes restricted cash of $8 million and $7 million at December 31, 2007 and December 31, 2006, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $572 million and $484 million at December 31, 2007 and December 31, 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Year Ended
December 31,				December 31,
2007	2006	% Variance		2007	2006	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$146	$203	(28.1)	Net income	$542	$1,043	(48.0)
54	47	14.9	Interest expense(a)	188	263	(28.5)
44	38	15.8	Income tax expense (benefit) (b)	190	(432)	n/m
81	78	3.8	Depreciation(c)	309	311	(0.6)
7	6	16.7	Amortization (d)	30	31	(3.2)

332	372	(10.8)	EBITDA	1,259	1,216	3.5
24	4	n/m	Loss on asset dispositions and impairments, net	44	3	n/m
5	9	(44.4)	Restructuring and other special charges, net	53	20	n/m
—	(2)	100.0	Cumulative effect of accounting change	—	70	(100.0)

$361	$383	(5.7)	Adjusted EBITDA	$1,356	$1,309	3.6

(a)	Includes $6 million and $4 million of interest expense related to unconsolidated joint ventures for the three months ended December 31, 2007 and 2006, respectively, and $20 million and $19 million for the year ended December 31, 2007 and 2006, respectively.

(b)	Includes $2 million of tax (benefit) expense recorded in discontinued operations for the three months ended December 31, 2006, and $1 million and $2 million for the year ended December 31, 2007 and 2006, respectively.

(c)	Includes $7 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended December 31, 2007 and 2006, respectively, and $29 million and $31 million for the year ended December 31, 2007 and 2006, respectively.

(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for each of the three months ended December 31, 2007 and 2006, and $4 million and $5 million for the year ended December 31, 2007 and 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Low Case
Three Months Ended		Year Ended
March 31, 2008		December 31, 2008

$42	Net income	$442
55	Interest expense	215
17	Income tax expense	218
86	Depreciation and amortization	355

200	EBITDA	1,230
—	Gain (loss) on asset disposition and impairments, net	—
—	Restructuring and other special charges, net	—

$200	Adjusted EBITDA	$1,230

Three Months Ended		Year Ended
March 31, 2008		December 31, 2008

$42	Income from continuing operations before special items	$442

$0.22	EPS before special items	$2.32

	Special Items
—	Restructuring and other special charges, net	—
—	Gain (loss) on asset dispositions and impairments, net	—

—	Total special items — pre-tax	—
—	Income tax benefit (expense) on special items	—

—	Total special items — after-tax	—

$42	Income from continuing operations including special items	$442

$0.22	EPS including special items	$2.32

High Case
Three Months Ended		Year Ended
March 31, 2008		December 31, 2008

$49	Net income	$489
55	Interest expense	215
20	Income tax expense	241
86	Depreciation and amortization	355

210	EBITDA	1,300
—	Gain (loss) on asset disposition and impairments, net	—
—	Restructuring and other special charges, net	—

$210	Adjusted EBITDA	$1,300

Three Months Ended		Year Ended
March 31, 2008		December 31, 2008

$49	Income from continuing operations before special items	$489

$0.26	EPS before special items	$2.57

—	Special Items
—	Restructuring and other special charges, net	—
—	Gain (loss) on asset dispositions and impairments, net	—

—	Total special items — pre-tax	—
—	Income tax benefit (expense) on special items	—

—	Total special items — after-tax	—

$49	Income from continuing operations including special items	$489

$0.26	EPS including special items	$2.57

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels (1)			%
2007	2006	Variance	Worldwide	2007	2006	Variance

			Revenue
$561	$499	12.4	Same-Store Owned Hotels	$2,068	$1,895	9.1
10	50	(80.0)	Hotels Sold or Closed in 2007 and 2006 (56 hotels)	121	570	(78.8)
60	53	13.2	Hotels Without Comparable Results (8 hotels)	233	220	5.9
—	—	—	Other ancillary hotel operations	7	7	—

$631	$602	4.8	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$2,429	$2,692	(9.8)

			Costs and Expenses
$406	$369	(10.0)	Same-Store Owned Hotels	$1,519	$1,407	(8.0)
9	39	76.9	Hotels Sold or Closed in 2007 and 2006 (56 hotels)	96	442	78.3
45	40	(12.5)	Hotels Without Comparable Results (8 hotels)	185	170	(8.8)
—	—	—	Other ancillary hotel operations	5	4	(25.0)

$460	$448	(2.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,805	$2,023	10.8

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2007	2006	Variance	North America	2007	2006	Variance

			Revenue
$349	$319	9.4	Same-Store Owned Hotels	$1,283	$1,209	6.1
10	49	(79.6)	Hotels Sold or Closed in 2007 and 2006 (47 hotels)	121	497	(75.7)
47	42	11.9	Hotels Without Comparable Results (5 hotels)	183	175	4.6

$406	$410	(1.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,587	$1,881	(15.6)

			Costs and Expenses
$251	$236	(6.4)	Same-Store Owned Hotels	$943	$889	(6.1)
9	39	76.9	Hotels Sold or Closed in 2007 and 2006 (47 hotels)	96	390	75.4
35	31	(12.9)	Hotels Without Comparable Results (5 hotels)	147	138	(6.5)

$295	$306	3.6	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,186	$1,417	16.3

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2007	2006	Variance	International	2007	2006	Variance

			Revenue
$212	$180	17.8	Same-Store Owned Hotels	$785	$686	14.4
—	1	(100.0)	Hotels Sold or Closed in 2007 and 2006 (9 hotels)	—	73	(100.0)
13	11	18.2	Hotels Without Comparable Results (3 hotels)	50	45	11.1
—	—	—	Other ancillary hotel operations	7	7	—

$225	$192	17.2	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$842	$811	3.8

			Costs and Expenses
$155	$133	(16.5)	Same-Store Owned Hotels	$576	$518	(11.2)
—	—	—	Hotels Sold or Closed in 2007 and 2006 (9 hotels)	—	52	100.0
10	9	(11.1)	Hotels Without Comparable Results (3 hotels)	38	32	(18.8)
—	—	—	Other ancillary hotel operations	5	4	(25.0)

$165	$142	(16.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$619	$606	(2.2)

(1)	Same-Store Owned Hotel Results exclude 56 hotels sold or closed in 2007 and 2006 and 8 hotels without comparable results;

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended December 31, 2007
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
TOTAL HOTELS
REVPAR ($)	125.19	110.48	13.3%	117.23	108.77	7.8%	135.41	112.68	20.2%
ADR ($)	184.39	165.12	11.7%	175.72	163.22	7.7%	195.08	167.54	16.4%
Occupancy (%)	67.9%	66.9%	1.0	66.7%	66.6%	0.1	69.4%	67.3%	2.1

SHERATON
REVPAR ($)	108.22	96.34	12.3%	100.72	93.65	7.5%	117.52	99.67	17.9%
ADR ($)	161.02	145.86	10.4%	153.08	142.63	7.3%	170.42	149.82	13.7%
Occupancy (%)	67.2%	66.0%	1.2	65.8%	65.7%	0.1	69.0%	66.5%	2.5

WESTIN
REVPAR ($)	134.55	124.10	8.4%	127.61	120.37	6.0%	155.92	135.52	15.1%
ADR ($)	198.15	181.48	9.2%	188.92	176.32	7.1%	225.94	197.20	14.6%
Occupancy (%)	67.9%	68.4%	-0.5	67.5%	68.3%	-0.8	69.0%	68.7%	0.3

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	225.72	192.91	17.0%	213.96	194.78	9.8%	232.67	191.80	21.3%
ADR ($)	353.00	300.74	17.4%	332.60	307.22	8.3%	365.18	296.95	23.0%
Occupancy (%)	63.9%	64.1%	-0.2	64.3%	63.4%	0.9	63.7%	64.6%	-0.9

LE MERIDIEN
REVPAR ($)	156.94	127.22	23.4%	265.22	236.21	12.3%	148.30	118.54	25.1%
ADR ($)	217.20	182.88	18.8%	350.03	312.63	12.0%	206.04	171.58	20.1%
Occupancy (%)	72.3%	69.6%	2.7	75.8%	75.6%	0.2	72.0%	69.1%	2.9

W
REVPAR ($)	250.33	220.69	13.4%	251.14	226.87	10.7%	242.53	161.24	50.4%
ADR ($)	337.90	301.10	12.2%	333.38	300.96	10.8%	390.51	303.02	28.9%
Occupancy (%)	74.1%	73.3%	0.8	75.3%	75.4%	-0.1	62.1%	53.2%	8.9

FOUR POINTS
REVPAR ($)	75.71	65.87	14.9%	70.01	63.67	10.0%	90.17	71.43	26.2%
ADR ($)	112.91	101.21	11.6%	106.60	99.35	7.3%	127.78	105.66	20.9%
Occupancy (%)	67.1%	65.1%	2.0	65.7%	64.1%	1.6	70.6%	67.6%	3.0

OTHER
REVPAR ($)	108.58	99.54	9.1%	108.58	99.54	9.1%
ADR ($)	175.81	165.44	6.3%	175.81	165.44	6.3%
Occupancy (%)	61.8%	60.2%	1.6	61.8%	60.2%	1.6

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended December 31, 2007
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2007	2006	Var.	2007	2006	Var.
TOTAL WORLDWIDE
REVPAR ($)	125.19	110.48	13.3%	144.57	126.30	14.5%
ADR ($)	184.39	165.12	11.7%	206.21	184.02	12.1%
Occupancy (%)	67.9%	66.9%	1.0	70.1%	68.6%	1.5

NORTH AMERICA
REVPAR ($)	117.23	108.77	7.8%	148.46	137.04	8.3%
ADR ($)	175.72	163.22	7.7%	211.14	195.27	8.1%
Occupancy (%)	66.7%	66.6%	0.1	70.3%	70.2%	0.1

EUROPE
REVPAR ($)	154.40	124.06	24.5%	172.91	138.97	24.4%
ADR ($)	226.98	189.51	19.8%	250.28	209.12	19.7%
Occupancy (%)	68.0%	65.5%	2.5	69.1%	66.5%	2.6

AFRICA & MIDDLE EAST
REVPAR ($)	143.53	119.65	20.0%	144.28	120.46	19.8%
ADR ($)	201.86	175.66	14.9%	202.70	176.92	14.6%
Occupancy (%)	71.1%	68.1%	3.0	71.2%	68.1%	3.1

ASIA PACIFIC
REVPAR ($)	126.29	107.46	17.5%	120.05	101.21	18.6%
ADR ($)	178.49	155.55	14.7%	170.30	148.54	14.6%
Occupancy (%)	70.8%	69.1%	1.7	70.5%	68.1%	2.4

LATIN AMERICA
REVPAR ($)	90.10	81.17	11.0%	99.36	88.82	11.9%
ADR ($)	135.38	123.73	9.4%	146.61	136.08	7.7%
Occupancy (%)	66.6%	65.6%	1.0	67.8%	65.3%	2.5

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended December 31, 2007
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
	68 Hotels			37 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	167.79	146.82	14.3%	167.03	149.60	11.7%	169.18	141.80	19.3%
ADR ($)	237.01	209.29	13.2%	236.07	213.03	10.8%	238.72	202.49	17.9%
Occupancy (%)	70.8%	70.2%	0.6	70.8%	70.2%	0.6	70.9%	70.0%	0.9

Total Revenue	560,655	498,682	12.4%	348,906	319,036	9.4%	211,749	179,646	17.9%
Total Expenses	406,647	368,363	10.4%	251,509	236,049	6.5%	155,138	132,314	17.2%

		59 Hotels			28 Hotels			31 Hotels

BRANDED HOTELS
REVPAR ($)	174.49	152.16	14.7%	177.96	158.96	12.0%	169.18	141.80	19.3%
ADR ($)	242.96	213.47	13.8%	245.68	220.46	11.4%	238.72	202.49	17.9%
Occupancy (%)	71.8%	71.3%	0.5	72.4%	72.1%	0.3	70.9%	70.0%	0.9

Total Revenue	523,623	463,189	13.0%	311,874	283,543	10.0%	211,749	179,646	17.9%
Total Expenses	375,102	338,931	10.7%	219,964	206,617	6.5%	155,138	132,314	17.2%

(1)	Hotel Results exclude 13 hotels sold or closed and 6 hotels without comparable results during 2006 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended December 31, 2007
UNAUDITED ($ millions)

	Worldwide
	2007	2006	$ Variance	% Variance
Management Fees:
Base Fees	76	65	11	16.9%
Incentive Fees	50	42	8	19.0%

Total Management Fees	126	107	19	17.8%

Franchise Fees	42	31	11	35.5%

Total Management & Franchise Fees	168	138	30	21.7%

Other Management & Franchise Revenues (1)	25	23	2	8.7%

Total Management & Franchise Revenues	193	161	32	19.9%

Other (2)	44	48	(4)	-8.3%

Management Fees, Franchise Fees & Other Income	237	209	28	13.4%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $21 million in 2007 and $20 million in 2006 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.`
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended December 31, 2007
UNAUDITED ($ millions)

	2007	2006	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	162	176	(8.0%)
Other Sales and Services Revenues (2)	47	52	(9.6%)
Deferred Revenues — Percentage of Completion	59	70	(15.7%)
Deferred Revenues — Other (3)	(9)	12	n/m

Vacation Ownership Sales and Services Revenues	259	310	(16.5%)
Residential Sales and Services Revenues	6	12	(50.0%)

Total Vacation Ownership & Residential Sales and Services Revenues	265	322	(17.7%)

Originated Sales Expenses (4) — Vacation Ownership Sales	104	109	4.6%
Other Expenses (5)	56	41	(36.6%)
Deferred Expenses — Percentage of Completion	25	33	24.2%
Deferred Expenses — Other	6	10	40.0%

Vacation Ownership Expenses	191	193	1.0%
Residential Expenses	4	11	63.6%

Total Vacation Ownership & Residential Expenses	195	204	4.4%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 40 Owned, Leased and Consolidated Joint Venture Hotels
For the Year Ended December 31, 2007

US Hotels	Location	Rooms

St. Regis Aspen	Aspen, CO	179
St. Regis New York	New York, NY	229

The Phoenician	Scottsdale, AZ	647

W Atlanta	Atlanta, GA	275
W Chicago — City Center	Chicago, IL	369
W Chicago Lakeshore	Chicago, IL	520
W Los Angeles Westwood	Los Angeles, CA	258
W New York — The Court & Tuscany	New York, NY	318
W New York — Time Square	New York, NY	507
W San Francisco	San Francisco, CA	410

Westin Horton Plaza San Diego	San Diego, CA	450
Westin Peachtree Plaza	Atlanta, GA	1068
Westin San Francisco Airport	San Francisco, CA	397
Westin Maui Resort & Spa	Lahaina, HI	759

Sheraton Kauai Resort	Koloa, HI	394
Sheraton Manhattan Hotel	New York, NY	665
Sheraton Steamboat Springs Resort	Steamboat Springs, CO	312

Boston Park Plaza Hotel	Boston, MA	941

International Hotels	Location	Rooms

St. Regis Grand Hotel, Rome	Rome, Italy	161

Grand Hotel, Florence	Florence, Italy	107
Hotel Alfonso XIII	Seville, Spain	147
Hotel Gritti Palace	Venice, Italy	91
Hotel Imperial	Vienna, Austria	138
Park Tower, Buenos Aires	Buenos Aires, Argentina	181

The Westin Excelsior, Florence	Florence, Italy	171
The Westin Excelsior, Rome	Rome, Italy	319
The Westin Resort & Spa Cancun	Cancun, Mexico	379
The Westin Resort & Spa Puerto Vallarta	Puerta Vallarta, Mexico	279
The Westin Resort & Spa, Los Cabos	San Jose del Cabo, Mexico	243

Sheraton Rio Hotel & Resort	Rio de Janeiro, Brazil	559
Sheraton Brussels Hotel & Towers	Brussels, Belgium	511
Sheraton Buenos Aires Hotel & Convention Center	Buenos Aires, Argentina	739
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico	755
Sheraton On The Park	Sydney, Australia	557
Sheraton Paris Airport Hotel Charles de Gaulle	Roissy Aerogare, France	252
Le Centre Sheraton Hotel	Montreal, Canada	825
Sheraton Centre Toronto Hotel	Toronto, Canada	1377
Sheraton Gateway Hotel in Toronto International Hotel	Toronto, Canada	474
The Park Lane Hotel	London, England	302

Four Points by Sheraton Sydney Hotel	Sydney, Australia	630
Top 40 hotels represent approximately 90% of owned and consolidated joint venture earnings before depreciation

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 20 Worldwide Markets — Owned
For the Year Ended December 31, 2007
UNAUDITED

% of 2007
US Markets	Total Earnings[1]

New York, NY	15.2%
Hawaii	8.0%
Phoenix, AZ	5.7%
Chicago, IL	4.7%
Atlanta, GA	4.2%
San Francisco/San Mateo, CA	3.4%
San Diego, CA	2.6%
Boston, MA	2.4%
Los Angeles-Long Beach, CA	1.7%
Colorado	1.7%

Total Top 10 US Markets	49.6%
Other US Markets	6.9%

Total US Markets	56.5%

% of 2007
International Markets	Total Earnings[1]

Italy	10.5%
Canada	7.9%
Mexico	7.6%
Australia	4.0%
Argentina	3.2%
United Kingdom	3.2%
Spain	1.9%
France	1.4%
Austria	1.3%
Belgium	0.8%

Total Top 10 International Markets	41.8%
Other International Markets	1.7%

Total International Markets	43.5%

[1]	Represents earnings before depreciation for owned, leased and consolidated joint venture hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Total Management & Franchise Fees by Geographic Region
For the Year Ended December 31, 2007
UNAUDITED

	Management	Franchise	Total Management
Geographical Region	Fees	Fees	and Franchise Fees
United States	40%	61%	45%
Europe	19%	15%	18%
Asia Pacific	17%	10%	16%
Middle East and Africa	16%	1%	12%
Americas (Latin America & Canada)	8%	13%	9%

Total	100%	100%	100%

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Twelve Months Ended December 31, 2007
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
TOTAL HOTELS
REVPAR ($)	122.67	111.21	10.3%	119.68	112.59	6.3%	126.40	109.47	15.5%
ADR ($)	174.92	160.26	9.1%	167.52	157.86	6.1%	184.56	163.47	12.9%
Occupancy (%)	70.1%	69.4%	0.7	71.4%	71.3%	0.1	68.5%	67.0%	1.5

SHERATON
REVPAR ($)	105.94	96.78	9.5%	104.21	98.31	6.0%	108.06	94.93	13.8%
ADR ($)	153.31	141.74	8.2%	147.90	139.80	5.8%	160.16	144.27	11.0%
Occupancy (%)	69.1%	68.3%	0.8	70.5%	70.3%	0.2	67.5%	65.8%	1.7

WESTIN
REVPAR ($)	136.83	127.24	7.5%	133.88	126.15	6.1%	146.01	130.61	11.8%
ADR ($)	189.83	177.17	7.1%	182.49	172.29	5.9%	214.43	193.60	10.8%
Occupancy (%)	72.1%	71.8%	0.3	73.4%	73.2%	0.2	68.1%	67.5%	0.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	234.07	207.66	12.7%	212.37	202.88	4.7%	246.38	210.37	17.1%
ADR ($)	350.82	307.03	14.3%	311.36	291.79	6.7%	374.00	316.06	18.3%
Occupancy (%)	66.7%	67.6%	-0.9	68.2%	69.5%	-1.3	65.9%	66.6%	-0.7

LE MERIDIEN
REVPAR ($)	141.10	118.98	18.6%	242.29	212.20	14.2%	134.33	112.75	19.1%
ADR ($)	196.49	170.72	15.1%	318.77	286.66	11.2%	187.80	162.45	15.6%
Occupancy (%)	71.8%	69.7%	2.1	76.0%	74.0%	2.0	71.5%	69.4%	2.1

W
REVPAR ($)	232.62	212.51	9.5%	239.61	220.86	8.5%	165.73	132.76	24.8%
ADR ($)	305.16	280.14	8.9%	306.87	282.83	8.5%	283.31	243.38	16.4%
Occupancy (%)	76.2%	75.9%	0.3	78.1%	78.1%	0.0	58.5%	54.5%	4.0

FOUR POINTS
REVPAR ($)	76.85	69.87	10.0%	73.77	69.28	6.5%	84.82	71.37	18.8%
ADR ($)	109.36	100.66	8.6%	104.88	99.32	5.6%	120.96	104.19	16.1%
Occupancy (%)	70.3%	69.4%	0.9	70.3%	69.8%	0.5	70.1%	68.5%	1.6

OTHER
REVPAR ($)	106.28	105.76	0.5%	106.28	105.76	0.5%
ADR ($)	166.50	160.95	3.4%	166.50	160.95	3.4%
Occupancy (%)	63.8%	65.7%	-1.9	63.8%	65.7%	-1.9

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Twelve Months Ended December 31, 2007
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2007	2006	Var.	2007	2006	Var.
TOTAL WORLDWIDE
REVPAR ($)	122.67	111.21	10.3%	139.21	124.84	11.5%
ADR ($)	174.92	160.26	9.1%	194.30	177.74	9.3%
Occupancy (%)	70.1%	69.4%	0.7	71.6%	70.2%	1.4

NORTH AMERICA
REVPAR ($)	119.68	112.59	6.3%	146.65	137.34	6.8%
ADR ($)	167.52	157.86	6.1%	197.46	186.19	6.1%
Occupancy (%)	71.4%	71.3%	0.1	74.3%	73.8%	0.5

EUROPE
REVPAR ($)	156.02	134.16	16.3%	176.12	150.76	16.8%
ADR ($)	227.68	198.87	14.5%	250.40	218.51	14.6%
Occupancy (%)	68.5%	67.5%	1.0	70.3%	69.0%	1.3

AFRICA & MIDDLE EAST
REVPAR ($)	124.59	106.68	16.8%	125.95	107.73	16.9%
ADR ($)	175.34	156.83	11.8%	176.30	157.40	12.0%
Occupancy (%)	71.1%	68.0%	3.1	71.4%	68.4%	3.0

ASIA PACIFIC
REVPAR ($)	110.50	96.19	14.9%	104.97	89.60	17.2%
ADR ($)	161.08	143.44	12.3%	153.19	136.04	12.6%
Occupancy (%)	68.6%	67.1%	1.5	68.5%	65.9%	2.6

LATIN AMERICA
REVPAR ($)	83.94	76.22	10.1%	91.54	82.11	11.5%
ADR ($)	131.90	120.36	9.6%	143.91	132.80	8.4%
Occupancy (%)	63.6%	63.3%	0.3	63.6%	61.8%	1.8

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Twelve Months Ended December 31, 2007
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
	66 Hotels			35 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	160.38	145.57	10.2%	160.87	149.95	7.3%	159.52	138.05	15.6%
ADR ($)	222.03	203.31	9.2%	217.20	202.77	7.1%	230.97	204.33	13.0%
Occupancy (%)	72.2%	71.6%	0.6	74.1%	73.9%	0.2	69.1%	67.6%	1.5

Total Revenue	2,067,579	1,895,468	9.1%	1,282,740	1,208,821	6.1%	784,839	686,647	14.3%
Total Expenses	1,519,674	1,407,512	8.0%	942,969	889,466	6.0%	576,705	518,046	11.3%

	57 Hotels			26 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	166.62	150.16	11.0%	171.53	158.57	8.2%	159.52	138.05	15.6%
ADR ($)	227.62	207.75	9.6%	225.51	209.87	7.5%	230.97	204.33	13.0%
Occupancy (%)	73.2%	72.3%	0.9	76.1%	75.6%	0.5	69.1%	67.6%	1.5

Total Revenue	1,924,317	1,748,398	10.1%	1,139,478	1,061,751	7.3%	784,839	686,647	14.3%
Total Expenses	1,395,972	1,289,266	8.3%	819,267	771,220	6.2%	576,705	518,046	11.3%

(1)	Hotel Results exclude 56 hotels sold or closed and 8 hotels without comparable results during 2006 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Twelve Months Ended December 31, 2007
UNAUDITED ($ millions)

	Worldwide
	2007	2006	$ Variance	% Variance
Management Fees:
Base Fees	280	234	46	19.7%
Incentive Fees	155	132	23	17.4%

Total Management Fees	435	366	69	18.9%

Franchise Fees	151	118	33	28.0%

Total Management & Franchise Fees	586	484	102	21.1%

Other Management & Franchise Revenues (1)	101	80	21	26.3%

Total Management & Franchise Revenues	687	564	123	21.8%

Other (2)	152	133	19	14.3%

Management Fees, Franchise Fees & Other Income	839	697	142	20.4%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $81 million in 2007 and $62 million in 2006 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	The amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue. In 2007, amount includes $18 million of income earned from the Company’s carried interests in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Twelve Months Ended December 31, 2007
UNAUDITED ($ millions)

	2007	2006	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	711	739	(3.8%)
Other Sales and Services Revenues (2)	181	156	16.0%
Deferred Revenues — Percentage of Completion	118	0	n/m
Deferred Revenues — Other (3)	(3)	10	n/m

Vacation Ownership Sales and Services Revenues	1,007	905	11.3%
Residential Sales and Services Revenues	18	100	(82.0%)

Total Vacation Ownership & Residential Sales and Services Revenues	1,025	1,005	2.0%

Originated Sales Expenses (4) — Vacation Ownership Sales	452	471	4.0%
Other Expenses (5)	209	159	(31.4%)
Deferred Expenses — Percentage of Completion	53	0	n/m
Deferred Expenses — Other	30	29	(3.4%)

Vacation Ownership Expenses	744	659	(12.9%)
Residential Expenses	14	77	81.8%

Total Vacation Ownership & Residential Expenses	758	736	(3.0%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

Starwood Hotels Resorts Worldwide, Inc.
Hotels without Comparable Results Other Selected Items
As of December 31, 2007
UNAUDITED ($ millions)
Properties without comparable results in 2007:

Property	Location
W New Orleans — French Quarter	New Orleans, LA
W New Orleans	New Orleans, LA
St. Regis New York	New York, NY
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
The Westin Resort & Spa, Cancun	Cancun, Mexico
Sheraton Fiji Resort	Nadi, Fiji
Westin Denarau Island Resort & Spa	Nadi, Fiji
Properties sold or closed in 2007 and 2006:

Property	Location
33 Hotels Sold to Host Hotels & Resorts	Various
Westin Hotel Long Beach	Long Beach, CA
Sheraton Suites San Diego	San Diego, CA
Sheraton Framingham Hotel	Framingham, MA
Westin Embassy Row, Washington D.C.	Washington, DC
Westin Atlanta North at Perimeter	Atlanta, GA
Sheraton Suites Key West	Key West, FL
Sheraton Colony Square	Atlanta, GA
Sheraton Colonial Hotel & Golf Club	Lynnfield, MA
Sheraton Universal Hotel	Universal City, CA
Sheraton Cancun Resort & Towers	Cancun, Mexico
Sheraton Inn Lexington	Lexington, MA
Sheraton Omaha Hotel	Omaha, NE
Westin Fort Lauderdale	Ft. Lauderdale, FL
Days Inn City Center	Portland, OR
Sheraton Nashua Hotel	Nashua, NH
Four Points by Sheraton Denver Cherry Creek	Denver, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
Sheraton Edison	Edison, NJ
Four Points Hyannis	Hyannis, MA
Four Points Portland	Portland, OR
Sheraton South Portland	Portland, ME
Westin Galleria	Houston, TX
Westin Oaks	Houston, TX
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $204 million)	$366
Debt	$3,595
Revenues and Expenses Associated with Assets Sold or Closed in 2006 and 2007 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2006:
2006
Revenues	$295	$71	$16	$2	$384
Expenses (excluding depreciation)	$227	$53	$12	$1	$293

Hotels Sold or Closed in 2007:
2007
Revenues	$48	$39	$24	$10	$121
Expenses (excluding depreciation)	$36	$33	$18	$9	$96

2006
Revenues	$52	$46	$40	$48	$186
Expenses (excluding depreciation)	$40	$37	$34	$38	$149

(1)	Results consist of 45 hotels sold or closed in 2006 and 11 hotels sold or closed in 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2007 and 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Twelve Months Ended December 31, 2007
UNAUDITED ($ millions)

	Q4	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	74	211
Corporate/IT	29	77

Subtotal	103	288

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	35	96
Net capital expenditures for inventory (1)	32	137

Subtotal	67	233

Development Capital	30	169

Total Capital Expenditures	200	690

(1)	Represents gross inventory capital expenditures of $93 and $371 in the three and twelve months ended December 31, 2007, respectively, less cost of sales of $61 and $234 in the three and twelve months ended December 31, 2007, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2007 Divisional Hotel Inventory Summary by Ownership by Brand
December 31, 2007

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	10	5,134	8	1,724	5	2,713	2	821	25	10,392
Westin	5	2,849	5	1,068	3	901	1	273	14	5,091
Four Points	3	579	—	—	—	—	1	630	4	1,209
W	9	3,178	—	—	—	—	—	—	9	3,178
Luxury Collection	1	647	7	828	1	181	—	—	9	1,656
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	9	2,308	—	—	—	—	—	—	9	2,308

Total Owned	40	15,363	21	3,781	9	3,795	4	1,724	74	24,663

Managed & UJV
Sheraton	44	27,543	70	20,973	14	2,749	51	18,067	179	69,332
Westin	49	26,768	14	3,798	—	—	17	6,175	80	36,741
Four Points	1	475	7	1,151	3	428	4	1,150	15	3,204
W	8	2,269	—	—	1	237	2	330	11	2,836
Luxury Collection	8	1,924	9	1,470	7	250	—	—	24	3,644
St. Regis	5	913	1	95	—	—	3	900	9	1,908
Le Meridien	5	755	67	16,432	1	130	22	5,805	95	23,122
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	121	60,647	169	43,919	26	3,794	99	32,427	415	140,787

Franchised
Sheraton	148	44,750	27	6,602	5	1,655	15	6,147	195	59,154
Westin	46	16,313	5	1,989	3	598	5	1,196	59	20,096
Four Points	86	14,255	12	1,671	9	1,384	2	235	109	17,545
Luxury Collection	1	249	16	1,971	—	—	7	2,022	24	4,242
Le Meridien	5	1,553	11	3,890	1	213	4	2,392	21	8,048

Total Franchised	286	77,120	71	16,123	18	3,850	33	11,992	408	109,085

Systemwide
Sheraton	202	77,427	105	29,299	24	7,117	68	25,035	399	138,878
Westin	100	45,930	24	6,855	6	1,499	23	7,644	153	61,928
Four Points	90	15,309	19	2,822	12	1,812	7	2,015	128	21,958
W	17	5,447	—	—	1	237	2	330	20	6,014
Luxury Collection	10	2,820	32	4,269	8	431	7	2,022	57	9,542
St. Regis	8	1,581	2	256	—	—	3	900	13	2,737
Le Meridien	10	2,308	78	20,322	2	343	26	8,197	116	31,170
Other	10	2,308	1	—	—	—	—	—	11	2,308

Total Systemwide	447	153,130	261	63,823	53	11,439	136	46,143	897	274,535

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of December 31, 2007
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout
Sheraton	8	6	6	2,711	357	1,424	4,492
Westin	12	5	6	1,121	201	1,164	2,486
St. Regis	2	2	2	51	12	—	63
The Luxury Collection	1	—	1	—	6	6	12
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	26	16	15	4,007	576	2,595	7,178

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	28	17	16	4,205	576	2,635	7,416

Total Intervals Including UJV’s (7)				218,660	29,952	137,020	385,632

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales, and an announced new resort, The Luxury Collection Residence Club at The Phoenician.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.